UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 April 17, 2006
                Date of Report (Date of earliest event reported)



                            HARVEY ELECTRONICS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


         NEW YORK                      1-4626                    13-1534671
-----------------------------     ------------------       --------------------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
 of incorporation)                                        Identification Number)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
                  ---------------------------------------------
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (201) 842-0078


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


TABLE OF CONTENTS

Item 1.01   Entry into a Material Definitive Agreement
Item 3.02   Unregistered Sales of Equity Securities
Item 9.01   Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX


Item 1.01   Entry into a Material Definitive Agreement

     The Registrant has announced that on April 17, 2006, it entered into a Securities Purchase Agreement (the "Purchase Agreement") with several institutional investors (the "Investors") led by Trinity Investment Partners LLC ("Trinity"). Pursuant to the Purchase Agreement, the Registrant will receive $4,000,000 from the sale (the "Financing") of 8% Series B Convertible Preferred Stock (the "Series B Stock"). The proceeds of the Financing will be used by the Registrant primarily for general corporate and working capital purposes, to refurbish existing stores and to add new locations focused on the Harvey Design Studio retail concept that will showcase the Registrant's premium products and services in attractive home "lifestyle vignettes" that reflect the design and comfort found in the homes of its high-end retailers.

     The Purchase Agreement and the transactions contemplated thereby require the consent of the Registrant's shareholders, which will be sought in a special meeting of shareholders to be held in accordance with the terms of the Registrant's proxy statement which will be filed with the SEC and mailed to shareholders. The closing of the Financing, if it is approved by the Registrant's shareholders, will be held as soon as practicable following the special meeting.

     The Series B Stock is convertible into 5,785,714 shares of the Registrant's common stock at $0.70 per share. The investors will also be issued Series A seven-year warrants to purchase an aggregate of 1,714,285 million shares of the Registrant's common stock, exercisable at $1.40 per share. The dividend on the Series B Stock can be paid in cash or stock at the option of the Registrant. The rights, preferences and privileges of the holders of Series B Stock are set forth in the proposed Amended and Restated Certificate of Incorporation annexed hereto as an exhibit.

     The Registrant has also entered into a Consulting Agreement with Trinity pursuant to which Trinity will receive reimbursement of its expenses, a Series B seven-year warrant to purchase two million shares of the Registrant's common stock exercisable at $0.70 per share, and a Series C seven-year warrant to purchase three and one-half million shares of the Registrant's common stock exercisable between $0.80 and $1.70 per share in ten equal tranches, with the exercise price increasing by $0.10 in each tranche. Under the terms of the Purchase Agreement and the Consulting Agreement, the Registrant has agreed to pay an aggregate break-up fee of $700,000 to the Investors and Trinity if the Financing is not completed within six months from the date of the Purchase Agreement due solely to the Registrant's acceptance of an alternative offer for a change of control transaction. Cash transaction expenses in connection with the Financing are expected to be approximately $500,000.

     Pursuant to a Registration Rights Agreement between the Registrant and the Investors, the Registrant will be obligated to register with the Securities and Exchange Commission ("SEC") the shares of common stock that are issuable upon exercise of the Series A Warrant and upon conversion of the Series B Stock. In accordance with a separate Registration Rights Agreement between the Company, Trinity, and D. Andrew Stackpole, the Registrant has agreed to register with the SEC the shares of common stock that are issuable upon exercise of the Series B and Series C Warrants, provided that such shares will not be registered until at least six months following the effective date of the Registration Rights Agreement for the benefit of the Investors.

     vFinance Investments, Inc. has acted as placement agent for the Financing and, upon closing of the Financing, will receive 350 shares of Series B Stock and a Series A seven-year warrant to purchase 500,000 shares of the Registrant's common stock exercisable at $0.70 per share in lieu of a cash fee. Principals of one of the institutional investors in the transaction are affiliated with vFinance.

     Upon the closing of the Financing, it is expected that D. Andrew Stackpole, the founder of Trinity, will become the Company's new Chairman pursuant to the terms of an Employment Agreement between the Registrant and Mr. Stackpole. The Employment Agreement provides for the payment to Mr. Stackpole of salary and bonus of $350,000 at the end of the twelve month period, which will be paid in warrants to purchase the Registrant's common stock. Trinity will receive no additional compensation for services of its employees or advisors made available to Harvey.

     It is also expected that the Registrant's current Board of Directors will be stepping down and will be replaced by a new slate of Directors to be voted on by shareholders. The Registrant's current management team, including CEO Franklin Karp and CFO Joseph Calabrese, will remain in their current positions following the Financing. In connection with the Financing, the Registrant's management team is required to waive certain change of control provisions contained in their severance agreements and, for doing so, will be receiving special retention bonuses of between $5,000 and $10,000 per quarter for the next ten quarters beginning in May 2006.

ADDITIONAL INFORMATION AND RULE 14a-12 LEGEND

     The foregoing summary of transactions in this Current Report on Form 8-K is subject to shareholder approval of the transactions described and is qualified in its entirety by reference to the full text of the agreements attached hereto as exhibits, which are incorporated herein by reference. SHAREHOLDERS ARE URGED TO READ THE REGISTRANT'S PROXY STATEMENT RELATING TO THE TRANSACTIONS DESCRIBED HEREIN WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the proxy statement and any other relevant document for free from the website of the Securities and Exchange Commission, www.sec.gov, or by directing a request to Joseph J. Calabrese of the Registrant at (201) 842-0078.

     Harvey Electronics, Inc., the Investors, and vFinance and their respective directors, members, managers, and officers may be deemed to be participants in the solicitation of proxies from Harvey shareholders in connection with the proposed transactions. Information about the ownership of Harvey stock, if any, by these persons is set forth in the proxy statement for Harvey's 2005 Annual Meeting of Shareholders.

Item 3.02   Unregistered Sales of Equity Securities

     The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

99.1 Securities Purchase Agreement, dated April 17, 2006, by and between Harvey Electronics, Inc. and certain Purchasers listed therein

          Exhibit A Amended and Restated Certificate of Incorporation

          Exhibit B Registration Rights Agreement

          Exhibit C Series A Common Stock Purchase Warrant

          Exhibit D Employment Agreement with D. Andrew Stackpole

          Exhibit E Consulting Agreement with Trinity Investment Partners, LLC

          Exhibit F Placement Agency Agreement with vFinance Investments, Inc.

99.2 Series B Common Stock Purchase Warrant, dated April 17, 2006 in favor of Trinity Investment Partners LLC

99.3 Series C Common Stock Purchase Warrant, dated April 17, 2006 in favor of Trinity Investment Partners LLC

99.4 Registration Rights Agreement, dated April 17, 2006, by and between Harvey Electronics, Inc. in favor of Trinity Investment Partners LLC and D. Andrew Stackpole

99.5 Consulting  Agreement,   dated  April  17,  2006,  by  and  between  Harvey
     Electronics, Inc. and Trinity Investment Partners LLC

99.6 Placement Agency Agreement, dated April 17, 2006, by and between Harvey Electronics, Inc. and vFinance Investments, Inc.

99.7 News Release dated April 18, 2006

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            HARVEY ELECTRONICS, INC.



                            By:  /s/ Joseph J. Calabrese
                                 -----------------------------------------
                                 Joseph J. Calabrese, Executive Vice President Chief Financial Officer, Treasurer and Secretary


Date: April 18, 2006